Exhibit 10.7

ICF INTERNATIONAL, INC.

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Agreement”) is by and between ICF International, Inc., a Delaware corporation (the “Corporation”), and John Wasson (the “Participant”), an employee of the Corporation or one or more of its subsidiaries, and is effective as of the opening of business on September 28, 2006 (the “Effective Date”).

1. Award of Restricted Stock. Subject to the provisions of the ICF International, Inc. 2006 Long-Term Equity Incentive Plan (the “Plan”) and this Agreement, the Corporation hereby grants to the Participant Twenty-Five Thousand (25,000) shares (the “Award”) of the Corporation’s Common Stock, par value $0.001 per share (the “Common Stock”), to which the restrictions referred to in Section 2 (the “Vesting Conditions”) attach (the “Restricted Stock”).

2. Vesting Conditions.

(a) Vesting Schedule. The Restricted Stock shall be initially unvested (the unvested shares of Restricted Stock are referred to in this Agreement as the “Unvested Shares”) and shall vest, if at all, as provided in this Section 2 over a three (3) year period measured from the Effective Date (the “Vesting Period”). Except as otherwise provided in Section 2(c) below, thirty-three and 1/3 percent (33 1/3%) of the Restricted Stock shall vest upon the date that is 366 days after the Effective Date, thirty-three and 1/3 percent (33 1/3%) of the Restricted Stock shall vest on the second anniversary of the Effective Date, and thirty-three and 1/3 percent (33 1/3%) of the Restricted Stock shall vest on the third anniversary of the Effective Date (each, a “Vesting Date”).

(b) Rounding. The number of shares of Restricted Stock vesting as of a particular Vesting Date shall be rounded down to the nearest whole share; provided, however, that all remaining Unvested Shares shall vest completely on the final Vesting Date.

(c) Other Vesting. Notwithstanding anything to the contrary contained in this Section 2, all of the Restricted Stock shall vest immediately if (i) the Corporation terminates the Participant’s employment without Cause (as defined in the Severance Protection Agreement between the Corporation and the Participant dated as of the Effective Date (the “Severance Protection Agreement”),without regard to whether a “Change of Control”, as defined in the Severance Protection Agreement, has occurred, or (ii) the Participant terminates his employment for “Good Reason” following a “Change of Control,” each as defined in the Severance Protection Agreement, in each case at any time prior to the satisfaction of the Vesting Conditions.

3. Rights During Vesting Period. The Participant generally shall have the rights and privileges of a stockholder as to the Restricted Stock, including the right to receive cash dividends and the right to vote. However, notwithstanding any other provision hereof, the following restrictions shall apply to shares of Restricted Stock prior to satisfaction of the Vesting

Conditions as to those shares: (a) the Participant shall not be entitled to delivery of a certificate for the Restricted Stock until the satisfaction of the Vesting Conditions; (b) none of the Restricted Stock may be sold, transferred (except by will or the laws of descent and distribution), assigned, pledged or otherwise encumbered or disposed of prior to satisfaction of the Vesting Conditions; and (c) except as otherwise expressly provided herein and in the Plan, the Participant shall forfeit and immediately transfer back to the Corporation without payment all of the Restricted Stock, and all rights of the Participant to such Restricted Stock shall terminate without further obligation on the part of the Corporation, if and when the Participant ceases to be an employee of the Corporation prior to the satisfaction of the Vesting Conditions. As a condition of the Award, the Corporation may require the Participant to deliver to the Corporation a duly signed stock power, endorsed in blank, with respect to the shares of Common Stock subject to the Award.

4. Satisfaction of Vesting Conditions. Upon the satisfaction of the Vesting Conditions as to particular shares of Restricted Stock, the restrictions on the applicable number of shares of Restricted Stock shall terminate and a stock certificate for such number of shares of Common Stock shall be delivered, free and clear of all such restrictions, to the Participant or, subject to Section 5, the Participant’s beneficiary or estate, as the case may be, subject to the provisions of Sections 7 and 8(e). The Corporation shall not be required to deliver any fractional share of Common Stock, but will pay, in lieu thereof, the fair market value of such fractional share to the Participant or the Participant’s beneficiary or estate, as the case may be. The Corporation shall pay any original issue tax that may be due upon the issuance of the Restricted Stock and all other costs incurred by the Corporation in issuing such shares of Common Stock.

5. Nontransferability of Restricted Stock. The Restricted Stock is not transferrable by the Participant prior to the satisfaction of the Vesting Conditions except by will or the laws of descent and distribution. Without limiting the generality of the foregoing, prior to the expiration of the Vesting Conditions, the Award and Restricted Stock may not be sold, transferred except as aforesaid, assigned, pledged, or otherwise encumbered or disposed of, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted sale, transfer, pledge, assignment or other encumbrance or disposition of the Restricted Stock contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Restricted Stock, shall be null and void and without effect.

6. Reorganization or Liquidation of the Corporation. In the event the Corporation is succeeded by another corporation in a reorganization, which term includes a merger, consolidation, acquisition of all or substantially all of the assets or voting stock of the Corporation, or other extraordinary transaction with similar effect, the Participant shall be entitled to receive (subject to any required action by stockholders) such securities of the surviving or resulting corporation or other consideration as the board of directors of such corporation shall determine to be as nearly equivalent as practicable to the nearest whole number and class of shares of stock or other securities or other consideration to which the Participant would have been entitled under the terms of such reorganization (without adjustment for any fractional interest thereby eliminated), as if, immediately prior to such event, the Participant had been the holder of record of the number of shares of Common Stock which were then Restricted Stock without any restriction whatsoever. Any such shares of stock or other securities issued to the Participant in connection with any such reorganization shall, after any such reorganization, be deemed to be Restricted Stock for all purposes of this Agreement and the Plan.

7. Compliance with Securities Laws; Legend on Share Certificates.

(a) As of the Effective Date, the Restricted Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any applicable state securities laws (the Securities Act and such state laws being hereinafter sometimes referred to as the “Securities Laws”). The Restricted Stock shall not be transferrable except pursuant to the provisions of the Securities Laws. The Participant represents that the Participant (i) is acquiring the Restricted Stock for the Participant’s own account and not with a view to reselling, splitting, sharing or otherwise participating in a distribution thereof in violation of any Securities Laws, (ii) understands that the effect of such representation is that the Restricted Stock must be held indefinitely unless subsequently registered under the Securities Laws or an exemption from such registration is available at the time of any proposed sale or other transfer thereof, (iii) understands that the Corporation is under no obligation to register the Restricted Stock for resale, and (iv) is fully familiar with the circumstances under which the Participant is required to hold the Restricted Stock and the limitations upon transfer or other disposition thereof.

(b) The Participant agrees that each certificate for the Restricted Stock shall be stamped or otherwise imprinted with legends in substantially the following forms:

(i) The shares represented hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), or under the state securities or blue sky laws of any state. Such shares may not be sold or transferred except pursuant to an effective registration statement under the Act or an opinion of counsel satisfactory to the Corporation that such registration is not required.

(ii) The sale or other transfer of the shares represented hereby is subject to certain restrictions contained in a certain Restricted Stock Award Agreement by and between the registered owner and ICF International, Inc., as the same may be amended from time to time, to which reference is hereby made for a full statement of provisions thereof. A copy of said Agreement will be furnished to any stockholder on request and writing in without charge.

8. Miscellaneous.

(a) Notices. Any notice hereunder shall be in writing, and delivered or sent by first-class U.S. mail, postage prepaid, addressed to:

(i)	if to the Corporation, at:

ICF International, Inc.

9300 Lee Highway

Fairfax, VA 22031

Attn: Chief Financial Officer

(ii)	if to the Participant, at the address shown on the signature page hereof,

subject to the right of either party, by written notice hereunder, to designate at any time hereafter some other address.

(b) Compliance with Law and Regulations. The Restricted Stock shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Notwithstanding any other provision of this Agreement, the restrictions on the Restricted Stock shall not terminate or expire if such termination or expiration would be contrary to applicable law.

(c) No Employment Rights. Nothing in the Plan, this Agreement or the Award shall confer upon the Participant any rights to continued employment with the Corporation or shall interfere with the right of the Corporation to terminate the Participant’s employment with the Corporation.

(d) Section 83(b) Election. If the Participant elects, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended from time to time, or subsequent comparable statute (the “Code”), to recognize ordinary income in the year in which the Restricted Stock is awarded, the Participant shall furnish to the Corporation a copy of a completed and signed election form and shall pay (or make arrangements satisfactory to the Corporation to pay) to the Corporation, within sixty (60) days after the Effective Date, any Federal, state and local taxes required to be withheld with respect to the Award.

(e) Withholding. Prior to the expiration of the Vesting Period as to particular shares of Restricted Stock, the Participant shall make arrangements with the Corporation to pay or otherwise satisfy any Federal, state and local tax withholding requirements with respect to such shares. The Corporation shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any Federal, state and local taxes required by law to be withheld or collected with respect to the Award.

(f) Corporation’s Rights. The existence of the Restricted Stock shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the Corporation’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(g) Employment by Affiliates. For the purpose of this Agreement, employment by a parent or subsidiary of, or a successor to, the Corporation shall be considered employment by the Corporation. “Subsidiary” as used herein shall have the meaning of “subsidiary corporation” as defined in Section 424 of the Code.

(h) Plan Governs. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by its terms, all of which are incorporated herein by reference. The Plan shall govern in the event of any conflict between this Agreement and the Plan.

(i) Choice of Law. This Agreement shall be construed in accordance with and be governed by the laws of the State of Delaware.

(j) Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Restricted Stock granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Restricted Stock granted hereunder shall be void and ineffective for all purposes. The foregoing sentence is not intended to apply to, void or in any way affect the employment and related agreements by and between the Company and the Participant or the terms, conditions, rights and obligations of the parties thereto.

(k) Amendment. This Agreement may be amended from time to time by the written mutual consent of the parties hereto.

(l) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and be binding upon the Participant and the Participant’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

(m) Impact on Other Benefits. The value of the Restricted Stock (either on the date hereof or at the time the Restricted Stock vests) shall not be includable as compensation or earnings for purposes of any benefit plan offered by the Corporation.

(n) Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(o) Counterparts. This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Effective Date.

ICF INTERNATIONAL, INC.

By:	/s/ Sudhakar Kesavan
Name:	Sudhakar Kesavan
Title:	President and Chief Executive Officer

PARTICIPANT:

/s/ John Wasson
John Wasson

Address for Notices: